Exhibit 99(f)




Name
Adr
Adr

Dear

As a member of the organizing group of CommerceFirst Bancorp, Inc., I'm pleased to enclose a copy of our Prospectus. We are organizing a full service, independent bank called CommerceFirst Bank that will provide value-added banking products and services tailored for small and mid-size businesses in Anne Arundel County and adjacent areas. Our targeted opening is in the second quarter of 2000.

We are seeking to raise from $6.5 million to $8 million (with a possible $2 million subscription override). You should know up front that my fellow organizers and I have subscribed for a minimum of $3.6 million of the stock and that all subscription funds will be held in their entirety in an escrow account until final regulatory approval is received. THE OFFERING IS OPEN UNTIL APRIL 28, 2000.

You may find this to be a unique opportunity and want to invest along with us. As mergers create megabanks with reduced local, personalized service, CommerceFirst will step into the breech. Our banking professionals will have the power to make local decisions that will give businesses the power to grow. And CommerceFirst will grow with them.

If  you  have  any  questions,  please  contact  President  Rick  Morgan  (voice
410-280-6673, fax 410-280-8565 or rmorgan@commerce1st.com), Executive Vice President Lamont Thomas (voice 410-280-6695, fax 410-280-8565 or lthomas@commerce1st.com) or me. We will welcome the opportunity. You can also visit our Web site at www.Commerce1st.com. In the interim, I've put your name on our mailing list so that you will receive all the news about CommerceFirst Bank.

Obviously, I'm excited about my involvement in this new bank. And I'm very committed to its success. I hope you will join us.

Very truly yours,


Director - designate

February ___, 2000

Name
Adr
Adr

Dear

As a Founding Organizer of CommerceFirst Bancorp, Inc., I'm pleased to enclose a copy of our Prospectus. We are organizing a full service, independent bank called CommerceFirst Bank that will provide value-added banking products and services tailored for small and mid-size businesses in Anne Arundel County and adjacent areas. Our targeted opening is in the second quarter of 2000.

We are seeking to raise from $6.5 million to $8 million (with a possible $2 million subscription override). You should know up front that my fellow organizers and I have subscribed for a minimum of $3.6 million of the stock and that all subscription funds will be held in their entirety in an escrow account until final regulatory approval is received. I hope you will find this to be a unique opportunity and want to invest along with us. THE OFFERING IS OPEN UNTIL APRIL 28, 2000.

As mergers create megabanks with reduced local, personalized service, CommerceFirst will step into the breech. We will have the authority to make prompt local decisions that will give businesses the power to grow. And CommerceFirst will grow with them.

If  you  have  any  questions,  please  contact  President  Rick  Morgan  (voice
410-280-6673, fax 410-280-8565 or rmorgan@commerce1st.com) or me (voice 410-280-6695, fax 410-280-8565 or lthomas@commerce1st.com). We will welcome the opportunity. You can also visit our Web site at www.Commerce1st.com. In the interim, I've put your name on our mailing list so that you will receive all the news about CommerceFirst Bank.

Obviously, I'm excited about my involvement in this new bank. And I'm very committed to its success. I hope you will join us.

Very truly yours,


Lamont Thomas
Executive Vice President

February ___, 2000

Name
Adr
Adr

Dear

As a Founding Organizer of CommerceFirst Bancorp, Inc., I'm pleased to enclose a copy of our Prospectus. We are organizing a full service, independent bank called CommerceFirst Bank that will provide value-added banking products and services tailored for small and mid-size businesses in Anne Arundel County and adjacent areas. Our targeted opening is in the second quarter of 2000.

We are seeking to raise from $6.5 million to $8 million (with a possible $2 million subscription override). You should know up front that my fellow organizers and I have subscribed for a minimum of $3.6 million of the stock and that all subscription funds will be held in their entirety in an escrow account until final regulatory approval is received. THE OFFERING IS OPEN UNTIL APRIL 28, 2000.

You may find this to be a unique opportunity and want to invest along with us. As mergers create megabanks with reduced local, personalized service, CommerceFirst will step into the breech. Our banking professionals will have the power to make local decisions that will give businesses the power to grow. And CommerceFirst will grow with them.

If  you  have  any  questions,  please  contact  President  Rick  Morgan  (voice
410-280-6673, fax 410-280-8565 or rmorgan@commerce1st.com), Executive Vice President Lamont Thomas (voice 410-280-6695, fax 410-280-8565 or lthomas@commerce1st.com) or me. We will welcome the opportunity. You can also visit our Web site at www.Commerce1st.com. In the interim, I've put your name on our mailing list so that you will receive all the news about CommerceFirst Bank.

Obviously, I'm excited about my involvement in this new bank. And I'm very committed to its success. I hope you will join us.

Very truly yours,


Organizer

February ___, 2000

February XX, 2000

Mr. Investor

Dear Mr. & Mrs. Investor

Over the past few months, you may have heard or read in the newspaper about the formation of a new commercial bank here in Anne Arundel County: CommerceFirst Bank. I am very pleased to enclose for your review a copy of a Prospectus for the initial public stock offering of CommerceFirst Bancorp, Inc., the holding company for CommerceFirst Bank.

You may find this to be a unique opportunity and want to invest along with us. As mergers continue to create mega banks with reduced local, personalized service, CommerceFirst will step into the breech. CommerceFirst will be a full service, independent bank providing value-added banking products and services tailored for small and mid-size businesses in Anne Arundel County and adjacent areas. Our banking professionals will have the power to make local decisions that will give businesses the power to grow. And CommerceFirst will grow with them.

CommerceFirst Bank has assembled an outstanding team of Organizers and Directors who all share the vision that our new Bank can excel in the delivery of superior financial products and services to business and professionals in Anne Arundel County and the surrounding region.

We are seeking to raise from $6.5 to $8.0 million in capital (with a possible $2.0 million subscription override). You should know that the organizers have already committed to subscribe for a minimum $3.6 million of the stock and that all subscription funds will be held in their entirety in an escrow fund until final regulatory approval is received. THE OFFERING IS OPEN UNTIL APRIL 28, 2000.

Needless to say I'm excited about my involvement with this new bank. This is a region I know well and to which I am pleased to dedicate my professional and personal time and resources.

Over the past decade I have been highly involved in programs that have lead to a continued strengthening of both our economy and the quality of life for our community and region. During my previous seven-year tenure as a local community bank president I was Chairman of the Anne Arundel County General Development Plan - a plan that was voted "Best in Maryland" for promoting a balance between growth and preservation.

As President and CEO of Anne Arundel Economic Development Corporation (AAEDC), the chief business development agency for Anne Arundel County, I helped lead strategies to make our County an attractive and competitive place for new and relocating high technology companies. Among the programs I created was a successful Small Business Administration (SBA) program for small, emerging and/or disadvantaged business borrowers.

Currently I am chair of both the Annapolis and Anne Arundel Chamber of Commerce's Economic Development Committee and the United Way Campaign for Anne Arundel County. I am on the board of the Anne Arundel Community College Foundation, a truly outstanding educational institution. And I sit on the State of Maryland Revitalization Loan Committee, which promotes business loans for revitalizing older communities as part of the State's Smart Growth initiative.

Now, as president of CommerceFirst Bank, I have the unique opportunity to serve our community through the establishment of a locally based bank that will address the needs of businesses and professionals in this region.

Please don't hesitate to call (410 280 6673) or e-mail me (Rmorgan@Commerce1st.com) if you have any questions. Be sure to visit our Web site at www.Commerce1st.com to learn more about the bank. I have placed your name on our mailing list so that you will receive all the news about CommerceFirst Bank.

Obviously, I'm excited about my involvement in this new bank. I'm very committed to its success. I hope you will join us.


Very truly yours,


Richard J. Morgan
President and CEO

February XX, 2000

Mr. Investor


Dear Mr. & Mrs. Investor

Over the past few months, you may have heard or read in the newspaper about the formation of a new commercial bank here in Anne Arundel County: CommerceFirst Bank. I am very pleased to enclose for your review a copy of a Prospectus for the initial public stock offering of CommerceFirst Bancorp, Inc., the holding company for CommerceFirst Bank.

You may find this to be a unique opportunity and want to invest along with us. As mergers continue to create mega banks with reduced local, personalized service, CommerceFirst will step into the breech. CommerceFirst will be a full service, independent bank providing value-added banking products and services tailored for small and mid-size businesses in Anne Arundel County and adjacent areas. Our banking professionals will have the power to make local decisions that will give businesses the power to grow. And CommerceFirst will grow with them.

CommerceFirst Bank has assembled an outstanding team of Organizers and Directors who all share the vision that our new Bank can excel in the delivery of superior financial products and services to business and professionals in Anne Arundel County and the surrounding region.

We are seeking to raise from $6.5 to $8.0 million in capital (with a possible $2.0 million subscription override). You should know that the organizers have already committed to subscribe for a minimum $3.6 million of the stock and that all subscription funds will be held in their entirety in an escrow fund until final regulatory approval is received. THE OFFERING IS OPEN UNTIL APRIL 28, 2000.

Needless to say I'm excited about my involvement with this new bank and I'm committed to its success. I hope you will join in its start-up. If you have any questions please call (410 280 6673) or e-mail ( Rmorgan@Commerce1st.com ) me. Also, be sure to visit our Web site at www.Commerce1st.com to learn more about the bank. I have placed your name on our mailing list so that you will receive all the news about CommerceFirst Bank.

Obviously, I'm excited about my involvement in this new bank. I am very committed to its success. I hope you will join us.

Very truly yours,


Richard J. Morgan
President and CEO

[FRONT COVER]

CommerceFirst Bancorp Inc. presents

A unique opportunity to invest in
a new, local, business-friendly bank

[LOGO]

CommerceFirst Bank

Organized to raise banking to the power of business

[INSIDE]

Introducing CommerceFirst Bank

CommerceFirst Bancorp, Inc. was incorporated as the holding company for a new, state chartered commercial bank to be headquartered in Annapolis, Maryland - CommerceFirst Bank.

An independent bank with full commercial banking services for businesses and professionals, CommerceFirst plans to offer customers in the Anne Arundel County area the type of personalized banking relationship that has disappeared as mergers have created megabanks with reduced local services.

CommerceFirst is being organized by experienced banking and business executives who have left a successful imprint on area financial institutions. For example, the designated chief executive officer and the chief operating officer both have almost 30 years of banking and finance-related experience. Each of the bank's organizers is a successful member of the business community in the bank's proposed market area, and several were involved in a similar successful bank start up in Prince George's County, Maryland, some years ago.





By combining the latest banking technology, including on-line services, with a staff of professionals sensitive to customer needs, CommerceFirst expects to provide a high level of personal and professional service -- raising banking to the power of business. CommerceFirst's banking professionals will have the power to make local decisions that give businesses the power to grow.

The Offering

CommerceFirst Bancorp is offering to sell up to 800,000 shares of its common stock at a price of $10 per share, and may sell up to an additional 200,000 shares if subscriptions exceed shares offered originally. The offering will close on April 30, 2000 unless extended by the Board of Directors to a maximum of June 30, 2000. No shares will be sold unless acceptable subscriptions for at least $6,500,000 are received.

The proceeds of the stock sale will be used to fund lending activities and for general corporate purposes; to build out, furnish and equip the bank's offices; and to provide working capital for expansion.

Market and Location

While the primary service area of CommerceFirst Bank will be Anne Arundel County, it plans to expand into secondary markets in the adjacent counties of Baltimore, Howard, Prince George's, Queen Anne and Calvert counties.

The bank's main office and first branch will be located in Annapolis at 1804 West Street, a visible location at the juncture of West St., Admiral Drive and Chinquapin Round Road. Plans are to open two additional branches within 36 months, depending on market conditions.

[BUILDING RENDERING]

Bank Services

CommerceFirst Bank will focus on providing commercial banking services to corporations, partnerships, sole proprietorships, and non-profit organizations. The bank plans to build a commercial loan portfolio consisting of term loans, lines of credit and owner occupied commercial real estate loans for working capital, equipment purchases, real estate acquisition, contract financing and lines of credit.

To handle the personal needs of its customers, CommerceFirst will also manage a modest portfolio of consumer credit services, including car loans, boat loans, home equity loans and personal lines of credit. CommerceFirst intends to offer credit card services through an outside vendor.

Deposit services will include checking accounts, NOW accounts, money market accounts, certificates of deposit and savings accounts. Also, the bank expects to provide various cash management services, such as sweep accounts, repurchase agreements, account reconciliation, credit card depository, Automated Clearing House origination, wire transfers, night depositories and, on a selective basis, daily messenger service.

The bank's Internet banking services will be outsourced to the DelMarva Data Center, which offers on-line account information, fund transfers, loan applications, bill payment, and wire transfer requests. With bank customers throughout the mid-Atlantic area, DelMarva Data Center services more than 150,000 consumers.

As a Maryland chartered bank, CommerceFirst will be a member of the Federal Reserve System and its customers' accounts will be insured by the Bank Insurance Fund of the FDIC up to its maximum legal limit.

[DISCLAIMER IN SMALL TYPE]

This material is not an offer. An offer can be made only by presentation of a current complete prospectus. The information in this summary is qualified in its entirety by the more complete information in the prospectus, a copy of which is available on request, which contains information regarding risk factors,
compensation   of  organizers  and  other   important   factors   regarding  the
corporation, the bank and its operation. Shares of CommerceFirst Bancorp's common stock are not deposits, savings accounts, or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Investing in common stock involves investment risk.

[FLAP PANEL]

Leadership

CommerceFirst Bank has assembled an outstanding team of Organizers and Directors who all share the vision that the new bank can excel in the delivery of superior financial products and services to business and professionals in Anne Arundel County and the surrounding region. The organizers have already committed to subscribe for a minimum $3.6 million of the stock.

They have chosen as President and Chief Executive Officer, Richard J. (Rick) Morgan, who has superior credentials in banking, business and development in the Annapolis and Anne Arundel County market area.

Over the past decade, Rick Morgan has been highly involved in programs that have lead to business growth and a continued strengthening of the local economy. During his previous seven-year tenure as a local community bank president, he was Chairman of the Anne Arundel County General Development Plan - a plan that was voted "Best in Maryland."

As President and CEO of Anne Arundel Economic Development Corporation (AAEDC), the chief business development agency for Anne Arundel County, Mr. Morgan helped make the County an attractive and competitive place for new and relocating high technology companies. Among the programs he created was a successful Small Business Administration (SBA) program for small, merging and or disadvantaged business borrowers.

Currently Mr. Morgan is Chair of the Annapolis and Anne Arundel Chamber of Commerce's Economic Development Committee and the United Way Campaign for Anne Arundel County. He is on the board of the Anne Arundel Community College Foundation, and he sits on the State of Maryland Revitalization Loan Committee, which promotes business loans for revitalizing older communities as part of the State's Smart Growth initiative.

[MORGAN PHOTO AND QUOTE]

"As President of CommerceFirst Bank, I look forward to the unique opportunity to serve our community - a community I know well - through the establishment of a locally-based bank that addresses the needs of businesses and professionals in this region."

Richard J. Morgan
President
CommerceFirst Bank

[BACK PANEL]

The  organizers and directors who will support CEO Rick Morgan are led by Milton
D. Jernigan II, Chairman of the Board. Mr. Jernigan is the Annapolis-based managing partner of the law firm McNamee, Hosea, Jernigan & Kim. Mr. Jernigan's practice includes banking and regulatory law. He is one of the founding organizers of Commerce Bank of Prince George's County, a successful commercial bank acquired by MainStreeet Bancorp in 1997, which itself was acquired by BB&T in 1999.

An organizing board member and chief operating officer of the bank will be Lamont Thomas, who recently served as Executive Vice President and Chief Operating Officer of Commerce Bank of Prince George's County. Prior to his organizing and leadership role at Commerce Bank, Mr. Thomas spent twenty-five years with Citizens Bank of Maryland.

The other organizing board members are:

Wilfred T. Azar, II, President and Chief Executive Officer, Empire Management Services

William F. Chesley, President, William F. Chesley Real Estate, Inc.

Edward B. Howlin, Jr., Chairman and Chief Executive Officer, Howlin Realty Management, Inc.

Milton D. Jernigan, Sr., Retired, Former Founder, Chairman and President of AAA Rentals, Inc. and AAA Tools, Inc.

Andrew Lombardo, CPA, Partner, Sturn, Wagner, Sacclaris & Lombardo

Alvin Maier, President, Ernest Maier, Inc.

Michael J. Miller,  Vice  President,  Concrete  General,  Inc. and Tri M Leasing
Corp.

Robert R. Mitchell, retired President, Mitchell Business Equipment, Inc.

John A. Richardson, President, Branch Electric Supply Company and President of Crofton Bowling Center

George C. Shenk, Jr., President, Whitmore Print & Imaging

Dale Watson, President, Alpha Engineering Associates, Inc.

Jerome A. Watts, Owner, Plan Management

[BRC]

CommerceFirst Bank Logo

For more information on this unique opportunity to invest in a new, local business-friendly bank, please complete and return this postage-paid reply card:

[ ]      Call me to set up an appointment to discuss my interest.

[ ]      Send me a prospectus for my review.

Name
     -------------------------------------------
Address
        ----------------------------------------
City/State/Zip
               ---------------------------------
Phone
      ------------------------------------------

Or you can call CommerceFirst President Rick Morgan at 410-280-6673

Additional information appears on the CommerceFirst Web site at www.commerce1st.com.


REVERSE SIDE WILL CONTAIN COMMERCEFIRST ADDRESS AND POSTAL CODES